Exhibit 10.16
AMENDMENT NO. 1
TO
SUPPLEMENT TO LOAN AND SECURITY AGREEMENT
     This Amendment No. 1 (the “Amendment”) to Supplement to Loan and Security Agreement, dated June 14, 2006 (the “Supplement”), entered into by and among Oculus Innovative Sciences, Inc. (“OIS”), Oculus Technologies of Mexico, S.A. de C.V., and Oculus Innovative Sciences Netherlands B.V., on the one hand (together, “Borrowers”), and Venture Lending & Leasing IV, Inc. (“Lender”), and together with Creditor and Debtors, the “Parties”) is made and entered into as of March 29, 2007, by and among the Parties.
RECITALS
     A. The Parties previously entered into the Supplement.
     B. On January 23, 2007, the Parties previously agreed to modify certain terms of the Supplement and now wish to formally memorialize such modification, as set forth in this Amendment.
     C. Concurrently herewith, Borrowers and VLL IV are entering into an amendment to that certain Subordination Agreement entered into effective as of November 7, 2006 by and among OIS, R. C. Burlingame (the “Creditor”), Lender, and Venture Lending & Leasing III, LLC, as successor in interest to Venture Lending & Leasing III, Inc.
     D. Concurrently herewith, OIS and Creditor are entering into an amendment to that certain Non-Negotiable Promissory Note made by OIS to Borrower dated November 7, 2006.
          NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained in this Amendment, the Loan and Security Agreement and the Supplement thereto, the Parties agree as follows:
     1. Definitions. Except as may be expressly provided in this Amendment, all capitalized terms used in this Amendment which are defined in the Supplement shall have meanings in this Amendment as in the Supplement.
     2. Addition to Subsection 3(b) of Part II. The following sentence is hereby added to the end of Subsection 3(b) of Part II of the Supplement to read in its entirety as follows:
WTI agrees to partially release the Lien on Borrower’s Intellectual Property upon execution of this Amendment. The Parties agree that notwithstanding the partial release by Lender of the Lien on Borrower’s Intellectual Property upon the execution of this Amendment and on one or more occasions during the term of this Agreement, the security interest in that portion of the Collateral consisting of Intellectual Property may be reinstated if at any time Borrower’s Unrestricted Cash is less than 600% of Average Expenses, as provided in this Section 3(b). Notwithstanding any such reinstatement, Lender agrees that, if after such Lien has been put in place, if Borrower’s Unrestricted Cash position exceeds 600% of Average Expenses for a period of thirty days and no Event of Default has occurred and is then continuing, Lender shall partially release the Lien on Borrower’s Intellectual Property upon written request by Borrower.
     3. Conflict. In the event of any conflict between the provisions of this Amendment and the unamended provisions of the Supplement, the provisions of this Amendment shall prevail and the provisions of the Supplement shall be deemed modified by this Amendment as necessary to resolve such conflict.
     4. Effect of Amendment. Except as expressly amended by this Amendment and/or by the preceding sentence, the terms and provisions of the Supplement shall continue in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:		LENDOR:

Oculus Innovative Sciences, Inc.		Venture Lending & Leasing IV, Inc.

By:	/s/ Jim Schutz	By:	/s/ Maurice Werdegar

Name:	Jim Schutz	Name:	Maurice Werdegar
Title:	VP & General Counsel	Title:	Vice President

BORROWER:		BORROWER:

Oculus Technologies of Mexico, S.A. de C.V.		Oculus Innovative Sciences Netherlands B.V.

By:	/s/ Everardo Garibay	By:	/s/ H. Alimi

Name:	Everardo Garibay	Name:	H. Alimi
Title:	Director of Finance and Admin.	Title:	President

2